MOH Reports Second Quarter 2017 Results

August 2, 2017

News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS AND RESTRUCTURING PLAN

•	Net loss of $230 million for the quarter, or $4.10 per diluted share.

•	Restructuring plan now underway is expected to reduce annualized run-rate expenses by $300 million to $400 million upon completion in 2018.

•	$200 million total reduction to annualized run-rate expenses resulting from staff reductions expected to be achieved by the end of 2017 in time for full realization in 2018.

•	Annualized salary eliminations of $55 million achieved so far in the third quarter of 2017.

•	Direct delivery operations will be restructured during the second half of 2017.

•	2018 Marketplace participation to be terminated in Utah and Wisconsin; additional states in review.

•	2017 earnings per share guidance withdrawn.

Long Beach, California (August 2, 2017) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the second quarter of 2017.
“We are disappointed with our bottom-line results for this quarter and have taken aggressive and urgent steps to substantially improve our financial performance going forward,” said Joseph White, chief financial officer and interim president and chief executive officer of Molina Healthcare, Inc. “Following a thorough review of our business operations, we have begun to implement a Company-wide restructuring plan that we expect will reduce annualized run-rate expenses by between $300 million and $400 million by late 2018 when fully implemented, with approximately $200 million of these run-rate reductions expected to be achieved by the end of 2017 and in time for full realization in 2018. In the past, we have been focused on top line growth, often at the expense of bottom line results. While we expect to enjoy continued RFP and organic growth in our Medicaid managed care business, we are now intensively focused on improved operating performance and efficiency as the path to greater profitability and shareholder returns.”

Second Quarter 2017 Compared with Second Quarter 2016
Net loss per diluted share was $4.10 in the second quarter of 2017 compared with net income per diluted share of $0.58 reported for the second quarter of 2016. Loss before income tax benefit for the second quarter of 2017 was $314 million.
Certain significant items increased loss before income tax benefit in the second quarter of 2017 by approximately $330 million. Specifically:

•	We recorded $72 million in non-cash impairment losses for goodwill and intangibles, primarily relating to our Pathways subsidiary. In the course of developing our restructuring and profitability

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MOH Reports Second Quarter 2017 Results

August 2, 2017

improvement plan, we determined that future benefits to be derived from Pathways (including integration with our health plans) will be less than previously anticipated. While such impairment losses have a short-term impact on profitability, there is no impact to our cash flows. Pathways experienced operating losses of $8 million for the quarter ended June 30, 2017 and $12 million for the six months ended June 30, 2017.

•
Medical care costs related to 2016 service dates were significantly in excess of what the Company usually experiences for out-of-period claims development, particularly at the Florida, Illinois, New Mexico, and Puerto Rico health plans. In total, we experienced out-of-period claims development that was approximately $85 million higher than expected at December 31, 2016.

•
We recorded $44 million for Marketplace changes in estimates, including risk transfer and cost sharing subsidies, related to 2016 service dates. Liabilities for risk transfer payments and cost sharing subsidies that were estimated at December 31, 2016 were finalized during the second quarter of 2017.

•
Loss before income tax benefit increased by $78 million as a result of an increase to the premium deficiency reserve established for the Marketplace program. The reserve, which was $22 million at March 31, 2017, increased to $100 million as of June 30, 2017. Based upon revenue and cost trends observed in the second quarter of 2017, we now believe that Marketplace performance in the second half of 2017 will fall substantially short of previous expectations. Marketplace performance has been most disappointing in Florida, Utah, Washington, and Wisconsin.

•
We recorded $43 million in restructuring and separation costs in the second quarter of 2017 related primarily to contractually required termination benefits paid to our former chief executive officer and chief financial officer. Also included in these costs are consulting fees incurred for the development and implementation of our corporate restructuring initiatives.

In addition to the items noted above, ongoing poor performance at our Florida, Illinois, New Mexico and Puerto Rico health plans in 2017 all contributed to our disappointing financial performance in the second quarter of 2017.

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MOH Reports Second Quarter 2017 Results

August 2, 2017

The table below summarizes the impact of these significant items on the Company’s financial performance.

Summary of Significant Items Affecting 2017 Financial Results
	Three Months Ended		Six Months Ended
	June 30, 2017		June 30, 2017
	(In millions, except per diluted share amounts)
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)
Impairment losses	$72	$1.01	$72	$1.02
Losses at behavioral health subsidiary exclusive of impairment	8	0.09	12	0.14
Medical care costs related to prior year service dates that were in excess of historical expectations	85	0.95	74	0.84
Marketplace adjustments related to risk transfer, cost sharing subsidies, and other items for 2016 service dates	44	0.49	47	0.53
Marketplace premium deficiency reserve for 2017 service dates	78	0.87	70	0.79
Restructuring and separation costs	43	0.68	43	0.68
Termination fee received for Terminated Medicare acquisition	—	—	(75)	(0.84)
	$330	$4.09	$243	$3.16
________________________

(1)
Except for certain items that are not deductible for tax purposes, per diluted share amounts are generally calculated at our statutory income tax rate of 37%, which is in excess of the effective tax rate recorded in our consolidated statements of operations.

Income Tax (Benefit) Expense
The effective tax rate benefit for 2017 was less than the statutory tax rate benefit due to the relatively large amount of our reported expenses that are not deductible for tax purposes.
Restructuring and Profit Improvement Plan
As a result of our poor operating performance and catalyzed by our change in management, we accelerated the implementation of a comprehensive restructuring and profitability improvement plan (the Restructuring Plan). Under the Restructuring Plan, we are taking the following actions:

1.
We are streamlining our organizational structure, including the elimination of redundant layers of management, the consolidation of regional support services, and other reductions to our workforce, to improve efficiency as well as the speed and quality of our decision-making.

2.
We are re-designing core operating processes such as provider payment, utilization management, quality monitoring and improvement, and information technology to achieve more effective and cost efficient outcomes.

3.	We are remediating high cost provider contracts and building around high quality, cost-effective networks.

4.	We are restructuring our existing direct delivery operations.

5.	We are reviewing our vendor base to ensure that we are partnering with the lowest-cost, most-effective vendors.

6.
Throughout this process, we are taking precautions to ensure that our actions do not impede our ability to continue to deliver quality health care, retain existing managed care contracts, and to secure new managed care contracts.

In total, we estimate that the Restructuring Plan will reduce annualized run-rate expenses by approximately $300 million to $400 million upon its completion in late 2018. $200 million of these run-rate reductions, which

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MOH Reports Second Quarter 2017 Results

August 2, 2017

are a result of staff reductions, will be in place by December 2017, and therefore will fully contribute to our 2018 results. Since the close of the second quarter, we have already achieved $55 million of our annualized run-rate reduction target as a result of staff reductions taken on July 27th. All savings targets discussed in regards to the Restructuring Plan represent annualized run-rate savings that we expect to achieve during the year following the indicated implementation date. One-time costs associated with the Restructuring Plan are expected to exceed the benefits realized in 2017 due to the upfront payment of implementation costs and the delayed benefit of full savings until the beginning of 2018.
We estimate that total pre-tax costs associated with the Restructuring Plan will be approximately $130 million to $150 million for the second half of 2017, with an additional $40 million to be incurred in 2018.
As part of the Restructuring Plan, we are reducing our corporate and health plans workforce by approximately 10%, or 1,500 full-time-equivalent employees. This workforce rightsizing, which represents 7% of the total number of our employees, is expected to be completed by the end of 2017. Affected employees will be offered severance and outplacement assistance.
“This reduction in our workforce is a difficult, but necessary, step as we concentrate our efforts on achieving operational excellence and improved efficiency. By transforming the entire enterprise into a leaner, more streamlined organization, we can enhance our decision-making, improve our operating performance, and grow our margins,” said Mr. White.
Actions Taken to Remediate 2018 Marketplace Performance
In addition to the Restructuring Plan, we are taking these further steps to improve profitability in 2018:

1.
We are exiting the Utah and Wisconsin ACA Marketplaces effective December 31, 2017. For the three months ended June 30, 2017, these two health plans reported a total of $127 million in Marketplace premium revenue (16% of consolidated Marketplace premium revenue), and a combined Marketplace medical care ratio of 128%.

2.
In our remaining Marketplace plans, we are increasing 2018 premiums by 55%. The increase takes into account the absence of cost sharing reduction subsidies. Had we assumed that cost sharing reduction subsidies would be funded for 2018, the premium increase would have been 30%.

3.	We are also reducing the scope of our 2018 participation in the Washington Marketplace.

4.
We continue to closely monitor the current political and programmatic developments pertaining to our 2018 participation in other Marketplace states, and subject to those developments, will withdraw from 2018 participation as may be necessary.

Withdrawing 2017 Outlook
We are withdrawing our previously issued 2017 full-year earnings per diluted share and adjusted earnings per diluted share guidance. Among the reasons for withdrawing guidance are:

•	Our results for the quarter ended June 30, 2017.

•	Uncertain medical cost trends in the Florida, Illinois, New Mexico, and Puerto Rico health plans.

•	Uncertainty around the funding of Marketplace cost sharing subsidies.

•	Potential variability in the timing of benefits achieved and costs incurred as a result of the Restructuring Plan.
Update on Search for Permanent Chief Executive Officer
Our search for a permanent chief executive officer is well underway and we are encouraged by the response.
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s second quarter results at 5:00 p.m. Eastern time on Wednesday, August 2, 2017. The number to call for the interactive teleconference is (212) 231-2909. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Wednesday, August 2, 2017, through 6:00 p.m. Eastern Time on Thursday, August 3, 2017, by dialing (800) 633-8284 and entering confirmation number 21855049. A live audio broadcast of Molina Healthcare’s

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MOH Reports Second Quarter 2017 Results

August 2, 2017

conference call will be available on our website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our health plans operating in 12 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 4.7 million members. Dr. C. David Molina founded our company in 1980 to serve low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

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MOH Reports Second Quarter 2017 Results

August 2, 2017

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding our plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of the Restructuring Plan, including the timing of the benefits realized;

•
the numerous political and market-based uncertainties associated with the Affordable Care Act (the “ACA”) or “Obamacare,” including any potential repeal and replacement of the law, amendment of the law, or move to state block grants for Medicaid;

•
the market dynamics surrounding the ACA Marketplaces, including but not limited to uncertainties associated with risk transfer requirements, the potential for disproportionate enrollment of higher acuity members, the withdrawal of cost sharing subsidies and/or premium tax credits, the adequacy of agreed rates, and potential disruption associated with market withdrawal;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment/risk transfer, risk corridors, and reinsurance;

•	effective management of our medical costs;

•	our ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the payment of all amounts due to our Illinois health plan following the resolution of the Illinois budget impasse;

•
the success of our efforts to retain existing government contracts, including those in Florida, Illinois, New Mexico, Puerto Rico, and Texas, and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	any adverse impact resulting from the significant changes to our executive leadership team and the rightsizing of our workforce;

•	the impact of our decision to exit the Utah and Wisconsin ACA Marketplace markets effective December 31, 2017;

•
our ability to manage our operations, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of our care management initiatives;

•	our ability to consummate and realize benefits from acquisitions or divestitures;

•
our receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	our ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions;

•	our estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions;

•
the Medicaid expansion cost corridors in California, New Mexico, and Washington, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation or dependent upon information about the health status of participants other than Molina members;

•
the interpretation and implementation of at-risk premium rules and state contract performance requirements regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of our health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under our Medicaid contract, the effect of the PROMESA law, and our efforts to better manage the health care costs of our Puerto Rico health plan;

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MOH Reports Second Quarter 2017 Results

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•	the success and renewal of our duals demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•	efforts by states to recoup previously paid and recognized premium amounts;

•	the continuation and renewal of the government contracts of our health plans, Molina Medicaid Solutions, and Pathways, and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•
government audits and reviews, or potential investigations, and any fine, sanction, enrollment freeze, monitoring program, or premium recovery that may result therefrom, including any potential demand by the state of New Mexico to recover purportedly underpaid premium taxes;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	our failure to comply with the financial or other covenants in our credit agreement or the indentures governing our outstanding notes;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion or maturity of our outstanding notes;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, public catastrophes or terrorist attacks, and associated public alarm;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of August 2, 2017, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollar amounts in millions, except per-share amounts)
Revenue:
Premium revenue	$4,740	$4,029	$9,388	$8,024
Service revenue	129	135	260	275
Premium tax revenue	114	109	225	218
Health insurer fee revenue	—	76	—	166
Investment income and other revenue	16	10	30	19
Total revenue	4,999	4,359	9,903	8,702
Operating expenses:
Medical care costs	4,491	3,594	8,602	7,182
Cost of service revenue	124	116	246	243
General and administrative expenses	405	351	844	691
Premium tax expenses	114	109	225	218
Health insurer fee expenses	—	50	—	108
Depreciation and amortization	37	34	76	66
Impairment losses	72	—	72	—
Restructuring and separation costs	43	—	43	—
Total operating expenses	5,286	4,254	10,108	8,508
Operating (loss) income	(287)	105	(205)	194
Other expenses (income), net:
Interest expense	27	25	53	50
Other income, net	—	—	(75)	—
Total other expenses (income), net	27	25	(22)	50
(Loss) income before income tax (benefit) expense	(314)	80	(183)	144
Income tax (benefit) expense	(84)	47	(30)	87
Net (loss) income	$(230)	$33	$(153)	$57

Net (loss) income per diluted share	$(4.10)	$0.58	$(2.74)	$1.01

Diluted weighted average shares outstanding	56.2	55.5	56.1	56.3

Operating Statistics:
Medical care ratio (1)	94.8%	89.2%	91.6%	89.5%
G&A ratio (2)	8.1%	8.1%	8.5%	7.9%
Premium tax ratio (1)	2.4%	2.6%	2.3%	2.6%
Effective tax rate	26.8%	59.8%	16.0%	60.7%
Net profit margin (2)	(4.6)%	0.7%	(1.5)%	0.7%
__________________

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)	G&A ratio represents general and administrative expenses as a percentage of total revenue. Net profit margin represents net (loss) income as a percentage of total revenue.

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MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(In millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,979	$2,819
Investments	2,192	1,758
Restricted investments	325	—
Receivables	1,006	974
Income taxes refundable	68	39
Prepaid expenses and other current assets	159	131
Derivative asset	440	267
Total current assets	7,169	5,988
Property, equipment, and capitalized software, net	449	454
Deferred contract costs	93	86
Intangible assets, net	112	140
Goodwill	559	620
Restricted investments	118	110
Deferred income taxes	36	10
Other assets	47	41
	$8,583	$7,449
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$2,077	$1,929
Amounts due government agencies	1,844	1,202
Accounts payable and accrued liabilities	375	385
Deferred revenue	284	315
Current portion of long-term debt	773	472
Derivative liability	440	267
Total current liabilities	5,793	4,570
Senior notes	1,017	975
Lease financing obligations	198	198
Deferred income taxes	—	15
Other long-term liabilities	54	42
Total liabilities	7,062	5,800
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 57 shares at June 30, 2017 and December 31, 2016	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	865	841
Accumulated other comprehensive loss	(1)	(2)
Retained earnings	657	810
Total stockholders’ equity	1,521	1,649
	$8,583	$7,449

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MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In millions)
Operating activities:
Net (loss) income	$(230)	$33	$(153)	$57
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	47	45	96	89
Impairment losses	72	—	72	—
Deferred income taxes	(36)	9	(41)	39
Share-based compensation, including accelerated share-based compensation	29	9	35	16
Amortization of convertible senior notes and lease financing obligations	8	7	16	15
Other, net	4	5	7	11
Changes in operating assets and liabilities:
Receivables	—	(149)	(32)	(415)
Prepaid expenses and other assets	(26)	59	(38)	(143)
Medical claims and benefits payable	151	(173)	148	82
Amounts due government agencies	269	328	642	509
Accounts payable and accrued liabilities	(68)	(58)	(18)	147
Deferred revenue	(178)	10	(32)	(119)
Income taxes	(89)	14	(30)	(10)
Net cash (used in) provided by operating activities	(47)	139	672	278
Investing activities:
Purchases of investments	(903)	(363)	(1,636)	(974)
Proceeds from sales and maturities of investments	441	464	874	812
Purchases of property, equipment, and capitalized software	(34)	(56)	(60)	(102)
(Increase) decrease in restricted investments held-to-maturity	(3)	9	(10)	5
Net cash paid in business combinations	—	(6)	—	(8)
Other, net	(7)	(7)	(13)	(6)
Net cash (used in) provided by investing activities	(506)	41	(845)	(273)
Financing activities:
Proceeds from senior notes offerings, net of issuance costs	325	—	325	—
Proceeds from employee stock plans	10	10	11	10
Other, net	(1)	(1)	(3)	1
Net cash provided by financing activities	334	9	333	11
Net (decrease) increase in cash and cash equivalents	(219)	189	160	16
Cash and cash equivalents at beginning of period	3,198	2,156	2,819	2,329
Cash and cash equivalents at end of period	$2,979	$2,345	$2,979	$2,345

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MOH Reports Second Quarter 2017 Results

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MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	June 30, 2017	December 31, 2016	June 30, 2016
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF) and Children’s Health Insurance Program (CHIP)	2,517,000	2,536,000	2,500,000
Marketplace	949,000	526,000	597,000
Medicaid Expansion	678,000	673,000	654,000
Aged, Blind or Disabled (ABD)	408,000	396,000	387,000
Medicare-Medicaid Plan (MMP) - Integrated	54,000	51,000	51,000
Medicare Special Needs Plans	44,000	45,000	44,000
	4,650,000	4,227,000	4,233,000
Ending Membership by Health Plan:
California	766,000	683,000	680,000
Florida	672,000	553,000	565,000
Illinois	163,000	195,000	201,000
Michigan	414,000	391,000	393,000
New Mexico	266,000	254,000	251,000
New York (1)	34,000	35,000	—
Ohio	351,000	332,000	341,000
Puerto Rico	322,000	330,000	336,000
South Carolina	112,000	109,000	105,000
Texas	465,000	337,000	367,000
Utah	167,000	146,000	151,000
Washington	788,000	736,000	709,000
Wisconsin	130,000	126,000	134,000
	4,650,000	4,227,000	4,233,000
_______________________

(1)	The New York health plan was acquired on August 1, 2016.

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MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.6	$1,391	$182.47	$1,315	$172.48	94.5%	$76
Medicaid Expansion	2.1	786	383.07	689	335.26	87.5	97
ABD	1.2	1,285	1,053.89	1,245	1,020.85	96.9	40
Total Medicaid	10.9	3,462	317.79	3,249	298.10	93.8	213
MMP	0.1	361	2,217.44	333	2,050.20	92.5	28
Medicare	0.2	148	1,126.14	126	963.34	85.5	22
Total Medicare	0.3	509	1,730.91	459	1,565.65	90.5	50
Excluding Marketplace	11.2	3,971	354.87	3,708	331.36	93.4	263
Marketplace	2.8	769	267.37	783	272.37	101.9	(14)
	14.0	$4,740	$336.98	$4,491	$319.29	94.8%	$249

	Three Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.5	$1,302	$173.57	$1,202	$160.26	92.3%	$100
Medicaid Expansion	1.9	742	378.19	634	323.56	85.6	108
ABD	1.2	1,168	991.38	1,038	881.80	88.9	130
Total Medicaid	10.6	3,212	301.86	2,874	270.27	89.5	338
MMP	0.2	315	2,093.29	270	1,792.78	85.6	45
Medicare	0.2	129	997.44	127	974.30	97.7	2
Total Medicare	0.4	444	1,584.77	397	1,412.96	89.2	47
Excluding Marketplace	11.0	3,656	334.86	3,271	299.67	89.5	385
Marketplace	1.8	373	206.88	323	178.79	86.4	50
	12.8	$4,029	$316.72	$3,594	$282.54	89.2%	$435
______________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	15.3	$2,793	$182.58	$2,619	$171.25	93.8%	$174
Medicaid Expansion	4.1	1,603	390.88	1,378	335.88	85.9	225
ABD	2.4	2,481	1,030.68	2,375	986.54	95.7	106
Total Medicaid	21.8	6,877	315.39	6,372	292.22	92.7	505
MMP	0.3	705	2,152.75	640	1,954.15	90.8	65
Medicare	0.3	286	1,097.36	243	933.20	85.0	43
Total Medicare	0.6	991	1,685.72	883	1,502.36	89.1	108
Excluding Marketplace	22.4	7,868	351.35	7,255	323.98	92.2	613
Marketplace	5.7	1,520	264.77	1,347	234.62	88.6	173
	28.1	$9,388	$333.68	$8,602	$305.74	91.6%	$786

	Six Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	14.9	$2,626	$176.00	$2,400	$160.85	91.4%	$226
Medicaid Expansion	3.8	1,421	371.82	1,208	316.13	85.0	213
ABD	2.4	2,280	976.58	2,079	890.71	91.2	201
Total Medicaid	21.1	6,327	300.19	5,687	269.86	89.9	640
MMP	0.3	655	2,157.55	587	1,932.73	89.6	68
Medicare	0.3	260	1,013.04	251	977.35	96.5	9
Total Medicare	0.6	915	1,633.08	838	1,494.92	91.5	77
Excluding Marketplace	21.7	7,242	334.74	6,525	301.61	90.1	717
Marketplace	3.4	782	228.19	657	191.62	84.0	125
	25.1	$8,024	$320.17	$7,182	$286.57	89.5%	$842
______________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—NON-MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.9	$598	$318.89	$539	$287.36	90.1%	$59
Florida	1.1	380	347.20	370	337.92	97.3	10
Illinois	0.5	149	289.51	174	336.76	116.3	(25)
Michigan	1.1	390	333.26	358	305.40	91.6	32
New Mexico	0.8	321	443.13	311	428.58	96.7	10
New York (3)	0.1	46	457.96	45	442.16	96.5	1
Ohio	1.0	529	536.90	489	496.41	92.5	40
Puerto Rico	0.9	179	184.28	189	194.42	105.5	(10)
South Carolina	0.4	111	326.57	102	304.14	93.1	9
Texas	0.7	524	752.01	473	679.43	90.3	51
Utah	0.3	89	313.93	76	267.15	85.1	13
Washington	2.2	618	276.90	546	244.58	88.3	72
Wisconsin	0.2	34	170.98	26	130.54	76.3	8
Other (4)	—	3	—	10	—	—	(7)
	11.2	$3,971	$354.87	$3,708	$331.36	93.4%	$263

	Three Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.9	$519	$281.99	$472	$256.37	90.9%	$47
Florida	1.0	314	312.23	289	287.84	92.2	25
Illinois	0.6	154	256.17	137	227.71	88.9	17
Michigan	1.2	366	312.88	332	283.89	90.7	34
New Mexico	0.7	328	468.35	296	422.37	90.2	32
New York (3)	—	—	—	—	—	—	—
Ohio	0.9	474	479.41	427	431.46	90.0	47
Puerto Rico	1.0	170	169.04	175	173.49	102.6	(5)
South Carolina	0.3	87	277.22	71	226.27	81.6	16
Texas	0.8	580	784.32	470	633.94	80.8	110
Utah	0.3	86	293.39	74	254.59	86.8	12
Washington	2.1	538	263.41	484	237.43	90.1	54
Wisconsin	0.2	36	166.95	27	120.69	72.3	9
Other (4)	—	4	—	17	—	—	(13)
	11.0	$3,656	$334.86	$3,271	$299.67	89.5%	$385
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—NON-MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	3.7	$1,170	$313.76	$1,023	$274.42	87.5%	$147
Florida	2.2	744	343.29	722	333.23	97.1	22
Illinois	1.1	310	282.66	354	322.63	114.1	(44)
Michigan	2.3	772	330.34	690	295.02	89.3	82
New Mexico	1.5	629	432.98	610	419.65	96.9	19
New York (3)	0.2	92	449.48	87	425.72	94.7	5
Ohio	2.0	1,049	532.35	951	482.73	90.7	98
Puerto Rico	1.9	362	185.40	354	181.24	97.8	8
South Carolina	0.7	216	321.85	200	298.79	92.8	16
Texas	1.4	1,051	751.94	962	687.96	91.5	89
Utah	0.6	178	313.56	148	260.43	83.1	30
Washington	4.4	1,223	275.05	1,081	243.18	88.4	142
Wisconsin	0.4	67	168.16	53	133.25	79.2	14
Other (4)	—	5	—	20	—	—	(15)
	22.4	$7,868	$351.35	$7,255	$323.98	92.2%	$613

	Six Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	3.7	$1,028	$281.37	$918	$251.15	89.3%	$110
Florida	2.0	639	322.01	575	290.08	90.1	64
Illinois	1.2	303	261.43	269	232.06	88.8	34
Michigan	2.4	751	317.13	678	286.40	90.3	73
New Mexico	1.4	651	465.65	580	414.80	89.1	71
New York (3)	—	—	—	—	—	—	—
Ohio	1.9	952	485.86	869	443.08	91.2	83
Puerto Rico	2.0	351	172.98	349	171.95	99.4	2
South Carolina	0.6	171	276.61	138	223.58	80.8	33
Texas	1.5	1,116	752.54	982	661.63	87.9	134
Utah	0.6	172	295.69	150	259.29	87.7	22
Washington	4.0	1,030	259.79	931	234.95	90.4	99
Wisconsin	0.4	72	164.90	52	118.37	71.8	20
Other (4)	—	6	—	34	—	—	(28)
	21.7	$7,242	$334.74	$6,525	$301.61	90.1%	$717
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.5	$81	$186.90	$67	$154.23	82.5%	$14
Florida	0.9	269	284.60	317	336.78	118.3	(48)
Michigan	0.1	16	204.15	10	135.89	66.6	6
New Mexico	—	31	367.98	23	266.91	72.5	8
Ohio	—	24	377.94	27	404.20	106.9	(3)
Texas	0.7	177	247.49	129	180.92	73.1	48
Utah	0.2	41	186.87	53	239.50	128.2	(12)
Washington	0.2	44	317.42	49	359.87	113.4	(5)
Wisconsin	0.2	86	434.01	109	550.81	126.9	(23)
Other (3)	—	—	—	(1)	—	—	1
	2.8	$769	$267.37	$783	$272.37	101.9%	$(14)

	Three Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.1	$35	$159.56	$21	$99.15	62.1%	$14
Florida	0.8	150	217.96	137	198.93	91.3	13
Michigan	—	3	235.15	2	176.34	75.0	1
New Mexico	0.1	14	240.40	9	164.00	68.2	5
Ohio	0.1	9	294.90	6	210.36	71.3	3
Texas	0.3	55	146.76	29	78.56	53.5	26
Utah	0.2	24	146.37	32	195.18	133.3	(8)
Washington	—	21	291.91	16	205.59	70.4	5
Wisconsin	0.2	63	335.32	69	369.55	110.2	(6)
Other (3)	—	(1)	—	2	—	—	(3)
	1.8	$373	$206.88	$323	$178.79	86.4%	$50
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.9	$153	$185.68	$93	$112.20	60.4%	$60
Florida	1.9	561	288.81	523	269.48	93.3	38
Michigan	0.2	27	177.12	17	116.21	65.6	10
New Mexico	0.1	53	317.10	42	249.90	78.8	11
Ohio	0.1	45	356.20	44	339.26	95.2	1
Texas	1.4	334	235.07	242	171.07	72.8	92
Utah	0.4	86	194.68	104	233.85	120.1	(18)
Washington	0.3	81	310.26	95	362.78	116.9	(14)
Wisconsin	0.4	180	443.86	190	469.01	105.7	(10)
Other (3)	—	—	—	(3)	—	—	3
	5.7	$1,520	$264.77	$1,347	$234.62	88.6%	$173

	Six Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.3	$67	$173.55	$44	$115.80	66.7%	$23
Florida	1.4	314	230.11	264	193.24	84.0	50
Michigan	—	5	208.83	3	141.43	67.7	2
New Mexico	0.1	27	251.96	21	192.53	76.4	6
Ohio	0.1	19	330.26	13	241.55	73.1	6
Texas	0.7	139	199.62	92	132.77	66.5	47
Utah	0.3	52	169.84	58	187.64	110.5	(6)
Washington	0.1	35	267.82	27	200.50	74.9	8
Wisconsin	0.4	124	348.84	136	382.15	109.5	(12)
Other (3)	—	—	—	(1)	—	—	1
	3.4	$782	$228.19	$657	$191.62	84.0%	$125
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.4	$679	$294.09	$606	$262.34	89.2%	$73
Florida	2.0	649	318.21	687	337.39	106.0	(38)
Illinois	0.5	149	289.51	174	336.76	116.3	(25)
Michigan	1.2	406	325.38	368	295.06	90.7	38
New Mexico	0.8	352	435.34	334	411.83	94.6	18
New York (3)	0.1	46	457.96	45	442.16	96.5	1
Ohio	1.0	553	527.14	516	490.75	93.1	37
Puerto Rico	0.9	179	184.28	189	194.42	105.5	(10)
South Carolina	0.4	111	326.57	102	304.14	93.1	9
Texas	1.4	701	495.93	602	426.41	86.0	99
Utah	0.5	130	258.10	129	255.00	98.8	1
Washington	2.4	662	279.21	595	251.16	90.0	67
Wisconsin	0.4	120	303.59	135	342.43	112.8	(15)
Other (4)	—	3	—	9	—	—	(6)
	14.0	$4,740	$336.98	$4,491	$319.29	94.8%	$249

	Three Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.0	$554	$268.95	$493	$239.63	89.1%	$61
Florida	1.8	464	273.90	426	251.69	91.9	38
Illinois	0.6	154	256.17	137	227.71	88.9	17
Michigan	1.2	369	312.18	334	282.86	90.6	35
New Mexico	0.8	342	451.72	305	403.52	89.3	37
New York (3)	—	—	—	—	—	—	—
Ohio	1.0	483	473.91	433	424.87	89.7	50
Puerto Rico	1.0	170	169.04	175	173.49	102.6	(5)
South Carolina	0.3	87	277.22	71	226.27	81.6	16
Texas	1.1	635	571.14	499	448.23	78.5	136
Utah	0.5	110	240.26	106	233.12	97.0	4
Washington	2.1	559	264.40	500	236.32	89.4	59
Wisconsin	0.4	99	244.88	96	235.88	96.3	3
Other (4)	—	3	—	19	—	—	(16)
	12.8	$4,029	$316.72	$3,594	$282.54	89.2%	$435
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	4.6	$1,323	$290.56	$1,116	$245.02	84.3%	$207
Florida	4.1	1,305	317.53	1,245	303.09	95.5	60
Illinois	1.1	310	282.66	354	322.63	114.1	(44)
Michigan	2.5	799	321.10	707	284.24	88.5	92
New Mexico	1.6	682	421.11	652	402.27	95.5	30
New York (3)	0.2	92	449.48	87	425.72	94.7	5
Ohio	2.1	1,094	521.57	995	473.95	90.9	99
Puerto Rico	1.9	362	185.40	354	181.24	97.8	8
South Carolina	0.7	216	321.85	200	298.79	92.8	16
Texas	2.8	1,385	491.46	1,204	427.48	87.0	181
Utah	1.0	264	261.42	252	248.77	95.2	12
Washington	4.7	1,304	276.99	1,176	249.79	90.2	128
Wisconsin	0.8	247	307.50	243	302.95	98.5	4
Other (4)	—	5	—	17	—	—	(12)
	28.1	$9,388	$333.68	$8,602	$305.74	91.6%	$786

	Six Months Ended June 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	4.0	$1,095	$271.14	$962	$238.30	87.9%	$133
Florida	3.4	953	284.53	839	250.58	88.1	114
Illinois	1.2	303	261.43	269	232.06	88.8	34
Michigan	2.4	756	316.18	681	285.13	90.2	75
New Mexico	1.5	678	450.62	601	399.17	88.6	77
New York (3)	—	—	—	—	—	—	—
Ohio	2.0	971	481.44	882	437.35	90.8	89
Puerto Rico	2.0	351	172.98	349	171.95	99.4	2
South Carolina	0.6	171	276.61	138	223.58	80.8	33
Texas	2.2	1,255	575.87	1,074	492.65	85.5	181
Utah	0.9	224	252.08	208	234.46	93.0	16
Washington	4.1	1,065	260.05	958	233.84	89.9	107
Wisconsin	0.8	196	247.57	188	236.92	95.7	8
Other (4)	—	6	—	33	—	—	(27)
	25.1	$8,024	$320.17	$7,182	$286.57	89.5%	$842
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended June 30,
	2017			2016
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$3,348	$238.04	74.5%	$2,620	$206.01	72.9%
Pharmacy	650	46.23	14.5	529	41.59	14.7
Capitation	356	25.29	7.9	304	23.87	8.5
Direct delivery	22	1.54	0.5	18	1.39	0.5
Other	115	8.19	2.6	123	9.68	3.4
	$4,491	$319.29	100.0%	$3,594	$282.54	100.0%

	Six Months Ended June 30,
	2017			2016
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$6,434	$228.68	74.8%	$5,357	$213.77	74.6%
Pharmacy	1,266	45.00	14.7	1,054	42.05	14.7
Capitation	680	24.17	7.9	599	23.87	8.3
Direct delivery	44	1.56	0.5	34	1.36	0.5
Other	178	6.33	2.1	138	5.52	1.9
	$8,602	$305.74	100.0%	$7,182	$286.57	100.0%

The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	June 30,	December 31,
	2017	2016
Fee-for-service claims incurred but not paid (IBNP)	$1,478	$1,352
Pharmacy payable	121	112
Capitation payable	45	37
Other (1)	433	428
	$2,077	$1,929
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of operations. As of June 30, 2017 and December 31, 2016, we had recorded non-risk provider payables of approximately $111 million and $225 million, respectively.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016
Medical claims and benefits payable, beginning balance	$1,929	$1,685	$1,685
Components of medical care costs related to:
Current period	8,633	7,371	14,966
Prior period	(31)	(189)	(192)
Total medical care costs	8,602	7,182	14,774

Change in non-risk provider payables	(114)	24	58
Payments for medical care costs related to:
Current period	6,883	5,885	13,304
Prior period	1,457	1,240	1,284
Total paid	8,340	7,125	14,588
Medical claims and benefits payable, ending balance	$2,077	$1,766	$1,929

Benefit from prior period as a percentage of:
Balance at beginning of period	1.6%	11.3%	11.4%
Premium revenue, trailing twelve months	0.2%	1.3%	1.2%
Medical care costs, trailing twelve months	0.2%	1.4%	1.3%

Days in claims payable, fee for service (1)	46	48	47
______________________

(1)
Claims payable includes primarily IBNP. Additionally, it includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $157 million, $74 million and $94 million, as of June 30, 2017, June 30, 2016, and December 31, 2016, respectively.

-MORE-

MOH Reports Second Quarter 2017 Results

August 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

We use non-GAAP financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables (in millions, except per diluted share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net (loss) income	$(230)	$33	$(153)	$57
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	44	39	90	76
Interest expense	27	25	53	50
Income tax (benefit) expense	(84)	47	(30)	87
EBITDA	$(243)	$144	$(40)	$270

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016

	Amount	Per Diluted share	Amount	Per Diluted share	Amount	Per Diluted share	Amount	Per Diluted share
Net (loss) income	$(230)	$(4.10)	$33	$0.58	$(153)	$(2.74)	$57	$1.01
Adjustment:
Amortization of intangible assets	8	0.14	8	0.14	17	0.30	15	0.27
Income tax effect (1)	(3)	(0.05)	(3)	(0.05)	(6)	(0.11)	(5)	(0.10)
Amortization of intangible assets, net of tax effect	5	0.09	5	0.09	11	0.19	10	0.17
Adjusted net (loss) income	$(225)	$(4.01)	$38	$0.67	$(142)	$(2.55)	$67	$1.18
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(1)	Income tax effect of adjustment calculated at the blended federal and state statutory tax rate of 37%.

The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:
Earnings before interest, taxes, depreciation and amortization (EBITDA): Net (loss) income (GAAP) less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax (benefit) expense. We believe that EBITDA is helpful in assessing our ability to meet the cash demands of our operating units.
Adjusted net (loss) income: Net (loss) income (GAAP) less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate of 37%. We believe that adjusted net (loss) income is helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net (loss) income per diluted share: Adjusted net (loss) income divided by weighted average common shares outstanding on a fully diluted basis.

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